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                                                         Exhibit 23.3



                         Consent of Independent Auditors


        We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts", and to the use of our report dated August 26, 1993, except for Note 14, as to which the date is October 8, 1993, with respect to the consolidated financial statements of TSI Corporation for the year ended June 27, 1993, included in Amendment NO. 1 to the Registration Statement (Form S-1 NO. 333-05843) and related Prospectus of Genzyme Transgenics Corporation.



                                                              ERNST & YOUNG LLP



Boston, Massachusetts
June 25, 1996